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                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated August 7, 1997 for Records Retention/FileSafe LP included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997 and to all references to our Firm included in this registration statement.



                                   /s/Abbott, Stringham & Lynch


Campbell, California
July 2, 1999